EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117092, 333-108114, 333-75908, 333-84974, 333-34160, 33-75906, and 33-86532) of LodgeNet Entertainment Corporation of our report dated June 29, 2007 relating to the financial statements of LodgeNet Entertainment Corporation 401(k) Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 29, 2007

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